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                                                                      Exhibit 11

                   SECURITY FIRST CORP.
                COMPUTATION OF EARNINGS PER SHARE

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

                                          Three months ended                Nine months ended
                                          December 31,                      December 31,
                                             1997          1996 (a)             1997          1996 (a)
                                        ------------------------------    ------------------------------
BASIC:
  Earnings:
    Net Income available to
      common shareholders               $   2,356,000       $2,040,000    $   6,851,000       $4,260,000
                                        ==============================    ==============================
  Shares:
    Weighted average number
      of common shares
      outstanding                           7,578,118        7,458,344        7,554,113        7,420,383
                                        ==============================    ==============================

  Basic earnings per share                  $    0.31        $    0.27        $    0.91        $    0.57
                                        ==============================    ==============================


DILUTED:
  Earnings:
    Net Income available to
      common shareholders               $   2,356,000       $2,040,000    $   6,851,000       $4,260,000
    Adjustment for interest
      expense on convertible
      subordinated debentures
      net of tax                               77,000           98,000          256,000          293,000
                                        ------------------------------    ------------------------------

    Net income applicable to
      diluted shares                    $   2,433,000       $2,138,000    $   7,107,000       $4,553,000
                                        ==============================    ==============================


  Shares:
    Weighted average number
      of common shares
      outstanding                           7,578,118        7,458,344        7,554,113        7,420,383
    Shares issuable from
      assumed exercise of
      stock options                           220,545          128,265          196,185          133,580
    Shares issuable from
      assumed conversion of
      convertible subordinated
      debentures                              924,459        1,124,919          989,645        1,125,561
                                        ------------------------------    ------------------------------

    Adjusted weighted
      average shares                        8,723,122        8,711,528        8,739,943        8,679,524
                                        ==============================    ==============================

  Diluted earnings
    per share                               $    0.28        $    0.25        $    0.81        $    0.52
                                        ==============================    ==============================


(a) Adjusted to reflect the three-for-two stock split distributed on July 31, 1997, and the implementation of Statement of Financial Accounting Standards No. 128, "Earnings Per Share".
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